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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 1996, appearing on page 23 of the Annual Report on Form 10-K/A of Brooks Automation, Inc. for the year ended September 30, 1996.

Price Waterhouse LLP

Boston, Massachusetts
March 3, 1997